FREE WRITING PROSPECTUS
DATED NOVEMBER 20, 2007

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-9T1
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-9T1

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated March 29, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-9T1.

This free writing prospectus updates the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—Description of the Certificates” section beginning on page S-8 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-59 of the Prospectus Supplement;

•	the “Legal Proceedings” section on page S-130 of the Prospectus Supplement; and

•	the “Ratings” section beginning on page S-141 of the Prospectus Supplement.

Countrywide Securities Corporation

Summary - Description of the Certificates

The section of the Prospectus Supplement titled “Summary—Description of the Certificates” beginning on page S-8 of the Prospectus Supplement is updated to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 1-A-1	AAA	Affirmed	AAA
Class 1-A-2	AAA	Affirmed	AAA
Class 1-A-3	AAA	Affirmed	AAA
Class 1-A-4	AAA	Affirmed	AAA
Class 1-A-5	AAA	Affirmed	AAA
Class 1-A-6	AAA	Affirmed	AAA
Class 1-A-7	AAA	Affirmed	AAA
Class 1-A-8	AAA	Affirmed	AAA
Class 1-A-9	AAA	Affirmed	AAA
Class 1-A-10	AAA	Affirmed	AAA
Class 1-A-11	AAA	Affirmed	AAA
Class 1-A-12	AAA	Affirmed	AAA
Class 1-A-13	AAA	Affirmed	AAA
Class 1-A-14	AAA	Affirmed	AAA
Class 1-A-15	AAA	Affirmed	AAA
Class 1-A-16	AAA	Affirmed	AAA
Class 1-A-17	AAA	Affirmed	AAA
Class 1-A-18	AAA	Affirmed	AAA
Class 1-A-19	AAA	Affirmed	AAA
Class 1-A-20	AAA	Affirmed	AAA
Class 1-A-21	AAA	Affirmed	AAA
Class 1-A-22	AAA	Affirmed	AAA
Class 1-A-23	AAA	Affirmed	AAA
Class 1-A-24	AAA	Affirmed	AAA
Class 1-A-25	AAA	Affirmed	AAA
Class 1-A-26	AAA	Affirmed	AAA
Class 1-A-27	AAA	Affirmed	AAA
Class 1-A-28	AAA	Affirmed	AAA
Class 1-A-29	AAA	Affirmed	AAA
Class 1-A-30	AAA	Affirmed	AAA
Class 1-A-31	AAA	Affirmed	AAA
Class 1-A-32	AAA	Affirmed	AAA
Class 1-A-33	AAA	Affirmed	AAA
Class 1-A-34	AAA	Affirmed	AAA
Class 1-A-35	AAA	Affirmed	AAA
Class 1-A-36	AAA	Affirmed	AAA
Class 1-A-37	AAA	Affirmed	AAA
Class 1-A-38	AAA	Affirmed	AAA
Class 1-A-39	AAA	Affirmed	AAA
Class 1-A-40	AAA	Affirmed	AAA
Class 1-X	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-2	AAA	Affirmed	AAA
Class 2-A-3	AAA	Affirmed	AAA
Class 2-A-4	AAA	Affirmed	AAA
Class 2-A-5	AAA	Affirmed	AAA
Class 2-A-6	AAA	Affirmed	AAA

Class 2-A-7	AAA	Affirmed	AAA
Class 2-A-8	AAA	Affirmed	AAA
Class 2-A-9	AAA	Affirmed	AAA
Class 2-A-10	AAA	Affirmed	AAA
Class 2-A-11	AAA	Affirmed	AAA
Class 2-A-12	AAA	Affirmed	AAA
Class 2-A-13	AAA	Affirmed	AAA
Class 2-A-14	AAA	Affirmed	AAA
Class 2-A-15	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-16	AAA	Affirmed	AAA
Class 2-A-17	AAA	Affirmed	AAA
Class 2-A-18	AAA	Affirmed	AAA
Class 2-A-19	AAA	Affirmed	AAA
Class 2-A-20	AAA	Affirmed	AAA
Class 2-A-21	AAA	Affirmed	AAA
Class 2-A-22	AAA	Affirmed	AAA
Class 2-X	AAA	Affirmed	AAA
Class 3-A-1	AAA	Affirmed	AAA
Class 3-X	AAA	Affirmed	AAA
Class PO	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class X	AAA	Affirmed	AAA
Class M-1	AA+	Affirmed	AA+
Class M-2	AA+	Affirmed	AA+
Class M-3	AA	Affirmed	AA
Class M-4	AA	Affirmed	AA
Class M-5	A+	Affirmed	A+
Class M-6	A	Affirmed	A
Class B-1	A-	Affirmed	A-
Class B-2	BBB	Affirmed	BBB
Class B-3	BB	Downgraded	B+
Class B-4	B	Downgraded	B-

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-59 of the Prospectus Supplement is updated by replacing the last paragraph of that section with the following paragraphs:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Legal Proceedings

The section of the Prospectus Supplement titled “Legal Proceedings” on page S-130 of the Prospectus Supplement is updated by adding the following paragraph at the end of that section:

A complaint filed in state superior court in Los Angeles, California alleges violations of the federal securities laws by various parties who participated in certain securitization transactions effected by CWALT, Inc. between January 2005 and June 2007. The complaint names as defendants Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Countrywide Securities Corporation, CWALT, Inc. and certain individuals who served as directors of CWALT, Inc. during the applicable period, along with other unaffiliated entities. The complaint also names as defendants certain securitization trusts (including the issuing entity described herein) formed by CWALT, Inc. between January 2005 and June 2007. The complaint seeks relief on behalf of a putative class of plaintiffs who acquired the securities issued by the various securitization trusts. The complaint alleges, among other things, that the mortgage loans transferred to the various securitization trusts were not originated in accordance with the underwriting guidelines and underwriting process that were disclosed in the applicable prospectus supplements. The complaint seeks unspecified monetary damages and other forms of relief. Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Countrywide Securities Corporation and CWALT, Inc. intend to defend the action vigorously.

Ratings

The section of the Prospectus Supplement titled “Ratings” beginning on page S-141 of the Prospectus Supplement is updated to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 1-A-1	AAA	Affirmed	AAA
Class 1-A-2	AAA	Affirmed	AAA
Class 1-A-3	AAA	Affirmed	AAA
Class 1-A-4	AAA	Affirmed	AAA
Class 1-A-5	AAA	Affirmed	AAA
Class 1-A-6	AAA	Affirmed	AAA
Class 1-A-7	AAA	Affirmed	AAA
Class 1-A-8	AAA	Affirmed	AAA
Class 1-A-9	AAA	Affirmed	AAA
Class 1-A-10	AAA	Affirmed	AAA
Class 1-A-11	AAA	Affirmed	AAA
Class 1-A-12	AAA	Affirmed	AAA
Class 1-A-13	AAA	Affirmed	AAA
Class 1-A-14	AAA	Affirmed	AAA
Class 1-A-15	AAA	Affirmed	AAA
Class 1-A-16	AAA	Affirmed	AAA
Class 1-A-17	AAA	Affirmed	AAA
Class 1-A-18	AAA	Affirmed	AAA
Class 1-A-19	AAA	Affirmed	AAA
Class 1-A-20	AAA	Affirmed	AAA

Class 1-A-21	AAA	Affirmed	AAA
Class 1-A-22	AAA	Affirmed	AAA
Class 1-A-23	AAA	Affirmed	AAA
Class 1-A-24	AAA	Affirmed	AAA
Class 1-A-25	AAA	Affirmed	AAA
Class 1-A-26	AAA	Affirmed	AAA
Class 1-A-27	AAA	Affirmed	AAA
Class 1-A-28	AAA	Affirmed	AAA
Class 1-A-29	AAA	Affirmed	AAA
Class 1-A-30	AAA	Affirmed	AAA
Class 1-A-31	AAA	Affirmed	AAA
Class 1-A-32	AAA	Affirmed	AAA
Class 1-A-33	AAA	Affirmed	AAA
Class 1-A-34	AAA	Affirmed	AAA
Class 1-A-35	AAA	Affirmed	AAA
Class 1-A-36	AAA	Affirmed	AAA
Class 1-A-37	AAA	Affirmed	AAA
Class 1-A-38	AAA	Affirmed	AAA
Class 1-A-39	AAA	Affirmed	AAA
Class 1-A-40	AAA	Affirmed	AAA
Class 1-X	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-2	AAA	Affirmed	AAA
Class 2-A-3	AAA	Affirmed	AAA
Class 2-A-4	AAA	Affirmed	AAA
Class 2-A-5	AAA	Affirmed	AAA
Class 2-A-6	AAA	Affirmed	AAA
Class 2-A-7	AAA	Affirmed	AAA
Class 2-A-8	AAA	Affirmed	AAA
Class 2-A-9	AAA	Affirmed	AAA
Class 2-A-10	AAA	Affirmed	AAA
Class 2-A-11	AAA	Affirmed	AAA
Class 2-A-12	AAA	Affirmed	AAA
Class 2-A-13	AAA	Affirmed	AAA
Class 2-A-14	AAA	Affirmed	AAA
Class 2-A-15	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-16	AAA	Affirmed	AAA
Class 2-A-17	AAA	Affirmed	AAA
Class 2-A-18	AAA	Affirmed	AAA
Class 2-A-19	AAA	Affirmed	AAA
Class 2-A-20	AAA	Affirmed	AAA
Class 2-A-21	AAA	Affirmed	AAA
Class 2-A-22	AAA	Affirmed	AAA
Class 2-X	AAA	Affirmed	AAA
Class 3-A-1	AAA	Affirmed	AAA
Class 3-X	AAA	Affirmed	AAA
Class PO	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class X	AAA	Affirmed	AAA
Class M-1	AA+	Affirmed	AA+
Class M-2	AA+	Affirmed	AA+
Class M-3	AA	Affirmed	AA
Class M-4	AA	Affirmed	AA

Class M-5	A+	Affirmed	A+
Class M-6	A	Affirmed	A
Class B-1	A-	Affirmed	A-
Class B-2	BBB	Affirmed	BBB
Class B-3	BB	Downgraded	B+
Class B-4	B	Downgraded	B-